SUB-ITEM 77M

Core Strategy Trust

On October 19, 2017, a Special Meeting of the Shareholders of Core Strategy Trust, a series of John Hancock Variable Insurance Trust, was held at 601 Congress Street, Boston, Massachusetts at 10:00 a.m., Eastern Time for the purpose of considering and voting upon:

Acquired Fund	Corresponding Acquiring Fund
Core Strategy Trust	Lifestyle Growth Portfolio

Proposal One: Approval of an Agreement and Plan of Reorganization providing for the reorganization of Core Strategy Trust into Lifestyle Growth Portfolio.

Shares	Shares Voted
For	204,665.365.835
Against	11,038,233.988
Abstain	23,678.533.108

PROPOSAL ONE PASSED ON October 19, 2017.

Value Trust

On October 19, 2017, a Special Meeting of the Shareholders of Value Trust, a series of John Hancock Variable Insurance Trust, was held at 601 Congress Street, Boston, Massachusetts at 10:00 a.m., Eastern Time for the purpose of considering and voting upon:

Acquired Fund	Corresponding Acquiring Fund
Value Trust	Mid Cap Index Trust

Proposal One: Approval of an Agreement and Plan of Reorganization providing for the reorganization of Value Trust into Mid Cap Index Trust.

Shares	Shares Voted
For	21,850.843.436
Against	40,146.426
Abstain	111,502.118

PROPOSAL ONE PASSED ON October 19, 2017.

American New World Trust

On October 19, 2017, a Special Meeting of the Shareholders of American New World Trust, a series of John Hancock Variable Insurance Trust, was held at 601 Congress Street, Boston, Massachusetts at 10:00 a.m., Eastern Time for the purpose of considering and voting upon:

Acquired Fund	Corresponding Acquiring Fund
American New World Trust	Emerging Markets Value Trust

Proposal One: Approval of an Agreement and Plan of Reorganization providing for the reorganization of American New World Trust into Emerging Markets Value Trust.

Shares	Shares Voted
For	6,420.684.323
Against	272,534.514
Abstain	408,492.112

PROPOSAL ONE PASSED ON October 19, 2017.

ATTACHMENT FOR CURRENT FILING OF N-SAR
SUB-ITEM 77M

Immediately after the close of business on October 27, 2017, Lifestyle Growth Portfolio acquired the assets (subject to all the liabilities) of Core Strategy Trust in exchange for the shares of Lifestyle Growth Portfolio. The transaction was approved by the Board of Trustees of each portfolio on June 22, 2017, and by shareholders of Core Strategy Trust on October 19, 2017. The terms of the transactions are set forth in the Plan of Reorganization dated June 22, 2017 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on October 27, 2017, Mid Cap Index Trust acquired the assets (subject to all the liabilities) of Value Trust in exchange for the shares of Mid Cap Index Trust. The transaction was approved by the Board of Trustees of each portfolio on June 22, 2017, and by shareholders of Value Trust on October 19, 2017. The terms of the transactions are set forth in the Plan of Reorganization dated June 22, 2017 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on October 27, 2017, Emerging Markets Value Trust acquired the assets (subject to all the liabilities) of American New World Trust in exchange for the shares of Emerging Markets Value Trust. The transaction was approved by the Board of Trustees of each portfolio on June 22, 2017, and by shareholders of American New World Trust on October 19, 2017. The terms of the transactions are set forth in the Plan of Reorganization dated June 22, 2017 attached as Sub-Item 77Q Exhibit A.